As filed with the Securities and Exchange Commission on February 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of each registrant as specified in its articles of incorporation)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(412) 762-2000

(Address, including zip code, and telephone number including code, of registrant’s principal executive offices)

Robert Q. Reilly

Chief Financial Officer

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(412) 762-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edward S. Rosenthal

Deputy General Counsel

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(412) 762-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Debt Securities—to be issued by The PNC Financial Services Group, Inc.
Common Stock—to be issued by The PNC Financial Services Group, Inc.
Preferred Stock—to be issued by The PNC Financial Services Group, Inc.
Depositary Shares—to be issued by The PNC Financial Services Group, Inc. (3)
Purchase Contracts (4)
Units (5)
Warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares—to be issued by The PNC Financial Services Group, Inc.

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices by the registrant and/or one or more selling security holders. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will update the fee table in connection with an offering of securities.
(2)	This registration statement also covers an indeterminate amount of registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no filing fee is required for the registration of an indeterminate amount of securities to be offered in such market-making transactions. All such market making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock, and will be evidenced by a depositary receipt.
(4)	Each purchase contract is a contract under which upon settlement the holder either will purchase or sell a fixed or variable number of shares of debt securities, common stock, preferred stock, or depositary shares of The PNC Financial Services Group, Inc. or securities of third parties.
(5)	Each unit will be issued under a unit agreement, indenture or other agreement and will represent a unit comprised of a combination of any of the other securities, which may or may not be separable from each other, which are registered under the registration statement.

THE PNC FINANCIAL SERVICES GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue common stock, preferred stock, depositary shares or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in reoffers and resales in market-making transactions in any of these securities after their initial sale.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, PA 15222-2401, and its telephone number is 412-762-2000.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2015, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. See also the section called “Risk Factors” on page 3 of this prospectus.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

In this prospectus, we use “PNC” and “we” or “us” to refer to The PNC Financial Services Group, Inc. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and because we incorporate by reference future filings with the SEC later information that we file will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2015

Current Reports on Form 8-K	January 7, 2016 and February 18, 2016

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following addresses or telephone number:

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Attention: Shareholder Services

Telephone: (800) 982-7652

Online contact form: www.computershare.com/contactus

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of PNC’s Annual Report on Form 10-K for the year ended December 31, 2015, which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

We provide greater detail regarding these as well as other factors in our 2015 Form 10-K filed with the SEC and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments and Guarantees Notes of the Notes to Consolidated Financial Statements in that report, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

Our forward-looking statements are subject to the following principal risks and uncertainties.

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the U.S. and global financial markets.

•

The impact on financial markets and the economy of any changes in the credit ratings of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness.

•	Slowing or reversal of the current U.S. economic expansion.

•

Continued residual effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Commodity price volatility.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than we are currently expecting. These statements are based on our current view that the U.S. economy will grow moderately again in 2016, boosted by lower oil/energy prices, improving housing activity and solid job gains, and that short-term interest rates and bond yields will rise very gradually during 2016. These forward-looking statements also do not, unless otherwise indicated, take into account the impact of potential legal and regulatory contingencies.

•

PNC’s ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of PNC’s comprehensive capital plan for the applicable period in connection with the regulators’ Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve.

•

PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the Basel Capital Accords), and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including major reform of the regulatory oversight structure of the financial services industry and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise growing out of the most recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel-related initiatives.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. In addition to matters relating to PNC’s current and historical business and activities, such matters may include proceedings, claims, investigations, or inquiries relating to pre-acquisition business and activities of acquired companies, such as National City Corporation. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. In particular, our results currently depend on our ability to manage elevated levels of impaired assets.

•

Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.

•

We grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and in the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401 and our telephone number is (412) 762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below sets forth PNC’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods presented.

	Year Ended December 31
	2015		2014		2013		2012		2011
Ratio of Earnings to Fixed Charges*
Excluding interest on deposits	7.38	x	8.04	x	8.95	x	5.31	x	5.03	x
Including interest on deposits	5.23		5.88		6.24		3.96		3.37
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*
Excluding interest on deposits	5.18	x	5.41	x	5.78	x	4.02	x	4.61	x
Including interest on deposits	4.08		4.40		4.58		3.25		3.20

*	“Earnings” is computed as pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges excluding interest on deposits, minus noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges, minus interest capitalized, minus interest on deposits.

“Fixed charges” is computed as interest on borrowed funds, plus the interest component of rentals, plus amortization of notes and debentures, plus interest capitalized, plus interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that PNC may offer. The debt securities may be either senior debt securities or subordinated debt securities.

The senior debt securities will be issued under an indenture between PNC and The Bank of New York Mellon, as trustee, dated as of September 6, 2012, as may be amended or supplemented, which we refer to as the senior indenture. The subordinated debt securities will be issued under an indenture between PNC and The Bank of New York Mellon, as trustee, dated as of December 19, 2012, as supplemented by a First Supplemental Indenture, dated April 28, 2014, as may be further amended or supplemented, which we refer to as the subordinated indenture. Together, the senior indenture and the subordinated indenture are referred to as the indentures.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of each indenture. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

PNC is a holding company that conducts substantially all its operations through subsidiaries. Claims of the holders of our debt securities to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will generally have a junior position to claims of creditors of the subsidiary (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, as a holding company, PNC is dependent on dividends or other distributions from its subsidiaries to fund payments related to its debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries. For further information concerning restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections in our 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

General

The debt securities will be direct unsecured obligations of PNC. The indentures do not limit the amount of debt securities that PNC may issue from time to time in one or more series. We also may, from time to time, incur additional indebtedness that is effectively senior to the senior debt securities and/or the subordinated debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank effectively senior to the senior debt securities and/or the subordinated debt securities.

PNC will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable,

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue and the record and interest payment dates for the debt securities,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•	any Events of Default or Default which will apply to the debt securities that differ from those contained in the indentures,

•	provisions for subordination of the debt securities if different than those contained in the subordinated indenture,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•

whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be defeasible, and

•	any other terms of such debt securities.

The indentures provide that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest on fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC and specified in the prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The applicable prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all unsecured senior indebtedness of PNC. There is no limitation on PNC creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC and other specified company obligations.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of PNC whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except for the subordinated debt securities, specified previously issued subordinated indebtedness, trade creditor indebtedness and indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of PNC and (ii) any deferrals, renewals or extensions of any such indebtedness.

The term “indebtedness for money borrowed” means:

•

any obligation of, or any obligation of another person guaranteed by, PNC for the repayment of money borrowed or purchased, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any off-balance sheet guarantee obligation,

•	any obligation under a direct credit substitute,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets.

Unless otherwise provided for in the terms of the debt securities of any series, the subordinated debt securities will also be subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC to pay any “excess proceeds” (as defined in the subordinated indenture) to creditors in respect of any unpaid “other company obligations.”

“Other company obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC.

Unless otherwise provided for in the terms of the debt securities of any series, upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of

PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (as defined in the subordinated indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then PNC will first use such excess proceeds to pay in full all such “other company obligations” before PNC makes any payment in respect of the subordinated debt securities. In addition, PNC may not make any payment on the subordinated debt securities in the event PNC has defaulted in the payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, after giving effect to any applicable grace period, or any event of default with respect to any senior indebtedness of PNC that would give rise to a right of acceleration has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities.

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC issued under the subordinated indenture. In the event of insolvency of PNC, it is possible that the definition of indebtedness that is senior to the subordinated indebtedness issued under prior indentures could be construed differently because the definition of senior indebtedness in the current subordinated indenture does not read identically to such definition in prior subordinated indentures. If this was to occur, it is possible certain holders of the subordinated indebtedness issued under prior subordinated indentures may have rights that are senior to the subordinated debt securities issued under the subordinated indenture. If this were to occur, holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued under these prior indentures.

Because of the subordination provisions and the obligation to pay excess proceeds described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC, holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued by PNC under prior subordinated indentures, senior indebtedness of PNC, creditors with respect to “other company obligations” and other creditors of PNC.

In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Certain Covenants

The indentures contain certain covenants that impose various restrictions on PNC and, as a result, afford the holders of its debt securities certain protections. The section below provides a description of the covenants. You should review the full text of the covenants to evaluate the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities issued by PNC are outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•

any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, PNC’s only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The senior indenture prohibits PNC, unless consent is obtained from the holders of a majority in principal amount of each series of senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of the transactions described above and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•

transactions required as a condition imposed by any law, or any regulation or order of any governmental authority, to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets (as defined in the senior indenture) of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

so long as, in any such case in which the surviving, resulting or acquiring entity is not PNC, PNC would own at least 80% of the voting shares of the principal subsidiary bank surviving such transaction.

This covenant only applies to senior debt securities issued by PNC and is not contained in the subordinated indenture.

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve, for so long as any senior debt securities issued by PNC are outstanding, PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The senior indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.

This covenant only applies to senior debt securities issued by PNC and is not contained in the subordinated indenture.

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC by requiring any successor to PNC to assume the predecessor’s obligations under the indentures. PNC may consolidate with, merge into, or transfer its properties and assets substantially as an entirety to, any other corporation organized under the laws of any domestic jurisdiction, if:

•	the successor corporation assumes all obligations of PNC under the debt securities and under the indenture,

•

immediately after the transaction, in the case of the senior indenture, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, exists or, in the case of the subordinated indenture, no Event of Default or Default, and no event which, after notice or lapse of time, would become an Event of Default or Default, exists, and

•	certain other conditions are met.

The covenant is contained in both the senior indenture and the subordinated indenture. The indentures, however, do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

PNC and the trustee may modify each indenture with the consent of the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected by the modification, provided, however, that each affected holder must consent to any modification or amendment that:

•	changes the stated maturity of any payment of principal or interest,

•	reduces the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduces the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	changes the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impairs the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•	adversely affect the right of the holder to convert any debt security, or

•

reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture.

PNC and the trustee may modify and amend each indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC for the benefit of the holders of the debt securities,

•

to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, if such action does not adversely affect the holders of the debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish conversion rights of holders,

•	to establish the form or terms of the debt securities,

•	to change or eliminate provisions of the indenture that apply only to a new series of debt securities,

•	to add Events of Default or Defaults,

•	to eliminate or modify Events of Default or Defaults in connection with establishing a series of debt securities, or

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including in the case of outstanding senior debt securities, those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” and “Restriction on Liens.” Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities as described above.

Events of Default, Defaults and Waivers of Default

The senior indenture defines an “Event of Default” with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the senior debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after PNC has received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either PNC or any principal subsidiary bank, or

•	any other Event of Default provided with respect to such senior debt securities.

The subordinated indenture defines an Event of Default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. The subordinated indenture defines a “Default” with respect to any series of subordinated debt securities as:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after PNC has received written notice of the failure to perform in the manner specified in the indenture, or

•	any other Default provided with respect to such subordinated debt securities.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

If an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default, except a payment default, or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver the default will cease to exist and any Event of Default or Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series.

Each indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. Each indenture further provides that if PNC fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

Each indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the applicable indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders.

The holder of any debt security of any series may institute any proceeding with respect to the applicable indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to debt securities of that series,

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request.

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due, to convert such debt security, if applicable, and to institute suit to enforce any such payment.

Convertibility

The debt securities may be designated as convertible at the option of the holder into common stock of PNC in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities,

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions,

•	any circumstances in which the conversion price or rate will be adjusted,

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities,

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange, and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Full Defeasance

We may terminate or “defease” our obligations under the indenture of any series of debt securities, provided that certain conditions are met, including:

•

we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates,

•

there must be a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security, and

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the New York Stock Exchange they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert any convertible debt security remains after defeasance.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates, and

•

deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

Governing Law

Each indenture provides that the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the trustee will be governed by New York law.

Regarding the Trustee

In the ordinary course of business, PNC may maintain lines of credit with one or more trustees for a series of debt securities, and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

The trustee serves as trustee under indentures governing debt securities previously issued by PNC Funding Corp, a wholly owned finance subsidiary of PNC. PNC Funding Corp debt securities are guaranteed by PNC. Any occurrence of a default under the indentures governing PNC or PNC Funding Corp debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both the debt securities issued by PNC and PNC Funding Corp.

In addition, PNC may issue both senior and subordinated debt securities pursuant to the indentures described in this section. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both senior and subordinated debt securities.

Furthermore, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the appropriate debt securities.

DESCRIPTION OF COMMON STOCK

General

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of the following for a complete statement of the terms and rights of the common stock:

•

PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1 of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008, including the statements with respect to shares pursuant to which certain outstanding series of preferred stock were issued,

•	an amendment to PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1.6 of PNC’s Current Report on Form 8-K filed November 20, 2015,

•

the statement with respect to shares governing PNC’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed July 27, 2011,

•

the statement with respect to shares governing PNC’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed April 24, 2012,

•	the statement with respect to shares governing PNC’s Non-Cumulative Perpetual Preferred Stock, Series Q, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed September 21, 2012,

•	the statement with respect to shares governing PNC’s Non-Cumulative Perpetual Preferred Stock, Series R, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed May 7, 2013, and

•	Pennsylvania Business Corporation Law, or PBCL.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The board of directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the board of directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Trust Company, N.A., Canton, MA, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends and Other Payments

Holders of PNC’s common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of our board of directors which will consider, among other factors, economic and market conditions, our financial condition and operating results, and other factors, including contractual restrictions and applicable government regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company and regulatory capital limitations).

The amount of our dividend is also currently subject to the results of the supervisory assessment of capital adequacy and capital planning processes undertaken by the Federal Reserve and our primary bank regulators as part of the Comprehensive Capital Analysis and Review (CCAR) process. The Federal Reserve has the power to prohibit us from paying dividends without its approval.

We are incorporated in Pennsylvania and governed by the PBCL. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding series of preferred stock, capital securities and perpetual trust securities prohibit us from paying dividends on or redeeming, purchasing, acquiring or making a liquidation payment with respect to PNC’s common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock, capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not pay any dividends on, redeem, purchase, acquire or a make a liquidation payment with respect to any of its common stock during the deferral period.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to PNC stockholders and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. In addition, a perpetual trust security issued by PNC prohibits PNC Bank and its subsidiaries from paying dividends or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of its equity capital securities during the next succeeding period following a period in which full dividends are not paid on such hybrid capital security.

For further information concerning dividend restrictions and other factors that could limit PNC’s ability to pay dividends, as well as restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of PNC’s 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 11 Borrowed Funds, Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

Other Provisions

PNC’s Amended and Restated Articles of Incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors, the Chairman of the board or the Chief Executive Officer to call a special meeting of shareholders,

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s Amended and Restated Articles of Incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain “anti-takeover” provisions. PNC has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the Amended and Restated Articles of Incorporation provided otherwise (which as of the date hereof they do not), action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the Amended and Restated Articles of Incorporation (Section 2535),

•

certain transactions with interested shareholders (such as mergers or sales of assets between PNC and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

While PNC does not currently have a shareholder rights plan, commonly referred to as a “poison pill,” under Pennsylvania law PNC’s board of directors can adopt a rights plan without shareholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group who attempts to acquire PNC.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of PNC’s Amended and Restated Articles of Incorporation and any statements with respect to shares pursuant to which outstanding series of preferred stock were issued. You should read PNC’s Amended and Restated Articles of Incorporation, which includes the designations relating to each series of the preferred stock, for additional information before you buy any preferred stock.

General

PNC’s authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share as reflected in PNC’s Amended and Restated Articles of Incorporation. The board of directors of PNC is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

Terms of Preferred Stock

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Trust Company, N.A., Canton, MA, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends and Other Payments

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of preferred stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding series of capital securities and perpetual trust securities prohibit us from paying dividends on or redeeming, purchasing, acquiring or making a liquidation payment with respect to PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not pay any dividends on, redeem, purchase, acquire or a make a liquidation payment with respect to any of its preferred stock during the deferral period.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to holders of preferred stock and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the preferred stock depends on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. In addition, a perpetual trust security issued by PNC prohibits PNC Bank and its subsidiaries from paying dividends or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of PNC Bank’s equity capital securities during the next succeeding period following a period in which full dividends are not paid on such perpetual trust security.

For further information concerning dividend restrictions and other factors that could limit PNC’s ability to pay dividends, as well as restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of PNC’s 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 11 Borrowed Funds, Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Right to Elect Two Directors upon Nonpayment of Dividends. If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors to hold office for a term of one year. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, and the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end, subject to increase in the number of directors as described above and to revesting of this voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as described above.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Voting Rights Under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to PNC’s Amended and Restated Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize our board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class,

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series,

•	authorize a new class or series of shares having a preference as to dividends or assets that is senior to the shares of a class or series,

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series, or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in PNC’s Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding capital securities and perpetual trust securities prohibit us from making a liquidation payment with respect to PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not make a liquidation payment with respect to any of its preferred stock during the deferral period.

Other Provisions

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividends have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding capital securities and perpetual trust securities prohibit us from redeeming PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not redeem any of its preferred stock during the deferral period.

Redemption of preferred stock is generally subject to prior regulatory approval.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Outstanding Preferred Stock

We have five outstanding series of preferred stock, with the following amounts outstanding as of February 16, 2016:

•	615 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40.00 (“Series B Preferred Stock”) (38,542 authorized),

•	10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000 (“Series O Preferred Stock”) (10,000 authorized),

•	15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000 (“Series P Preferred Stock”) (15,750 authorized),

•	4,800 shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, with a per share liquidation preference of $100,000 (“Series Q Preferred Stock”) (5,175 authorized), and

•	5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000 (“Series R Preferred Stock”) (5,000 authorized).

As of the date of this prospectus, the following series of preferred stock were authorized for issuance upon the occurrence of certain events:

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7,500 shares of 7% Non-Cumulative Preferred Stock, Series H, with a per share liquidation preference of $100,000 (“Series H Preferred Stock”) (may be issued in connection with certain events related to our REIT Preferred Securities), and

•

5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, with a per share liquidation preference of $100,000 (“Series I Preferred Stock”) (may be issued in connection with certain events related to our REIT Preferred Securities).

As of the date of this prospectus, the following authorized and issued preferred stock has been redeemed and is no longer outstanding:

•

98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

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6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (“Series K Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,500 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (“Series L Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock), and

•

5,001 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (“Series M Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock).

Additionally, 75,792 shares of Series N Preferred Stock issued under the TARP Capital Purchase Program have been redeemed, the Series G Junior Participating Preferred Stock authorized in connection with our rights plan, which expired on February 28, 2007, was never issued and we have redeemed all of the PNC Preferred Funding Trust III securities that had been exchangeable under certain circumstances into Series J Preferred Stock.

Computershare Trust Company, N.A., Canton, MA, is transfer agent and registrar for all outstanding series of preferred stock.

Summary of Key Terms of Outstanding Preferred Stock

The following is a summary of certain terms of PNC’s outstanding Preferred Stock. To the extent not included in the table, we have also described certain aspects of outstanding Preferred Stock below.

Preferred Series	Annual Dividend Rate	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
O	(1)	No	None	(1)	$100,000	(1)
P	(1)	No	None	(1)	$100,000	(1)
Q	(1)	No	None	(1)	$100,000	(1)
R	(1)	No	None	(1)	$100,000	(1)

(1)	See discussion of particular terms for this series of preferred stock below.

Series B Preferred Stock

Holders of outstanding Series B Preferred Stock are entitled to cumulative dividends at the annual rate set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the board of directors of PNC.

Holders of outstanding Series B Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, it will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•

change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

Holders of outstanding Series B Preferred Stock currently are entitled to the conversion privileges set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock.” Series B Preferred Stock is convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of Series B Preferred Stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Amended and Restated Articles of Incorporation of PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Series B Preferred Stock is currently traded in the over-the-counter market.

Series O, P, Q and R Preferred Stock

Dividends

Dividends on shares of the Series O, P, Q and R Preferred Stock are not mandatory. Holders of Series O, P, Q and R Preferred Stock are entitled to receive, when, as, and if declared by PNC’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of such series of preferred stock at a rate equal to:

•

In the case of the Series O Preferred Stock, 6.75% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, August 1, 2021, payable in arrears on February 1 and August 1 of each year, and three-month LIBOR plus a spread of 3.678% per annum, for each quarterly dividend period from August 1, 2021 through the redemption date of the Series O Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of the Series P Preferred Stock, 6.125% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, May 1, 2022, and three-month LIBOR plus a spread of 4.0675% per annum, for each quarterly dividend period from May 1, 2022 through the redemption date of the Series P Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of Series Q Preferred Stock, 5.375% per annum for each quarterly dividend period from the issue date of the depositary shares to the redemption date of the Series Q Preferred Stock, if any, payable in arrears on March 1, June 1, September 1 and December 1 of each year.

•

In the case of the Series R Preferred Stock, 4.850% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, June 1, 2023, payable in arrears on June 1 and December 1 of each year, and three-month LIBOR plus a spread of 3.04% per annum, for each quarterly dividend period from June 1, 2023 through the redemption date of the Series R Preferred Stock, if any, payable in arrears on March 1, June 1, September 1 and December 1 of each year.

In the event we issue additional shares of any such series of preferred stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

A dividend period for any such series of preferred stock is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on any such series of preferred stock for the period in which the interest rate is fixed are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any such series of preferred stock for any period in which the interest rate is based on three-month LIBOR will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on any such series of preferred stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares called for redemption.

Dividends on shares of Series O, Series P, Series Q and Series R Preferred Stock are not cumulative. Accordingly, if the board of directors or a duly authorized committee of the board does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on such series of preferred stock are declared for any future dividend period.

With respect to each of the Series O, Series P, Series Q and Series R Preferred Stock, so long as any share of the series remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the applicable series of preferred stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series O, Series P, Series Q and Series R Preferred Stock, as applicable, have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this description, “junior stock” means PNC’s common stock and any other class or series of stock of PNC hereafter authorized over which the Series O, Series P, Series Q and Series R Preferred Stock, as applicable, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

When dividends are not paid in full upon the shares of Series O, Series P, Series Q or Series R Preferred Stock, as applicable, and any parity stock, all dividends declared upon shares of the applicable series and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the applicable series of preferred stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this description, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Series O, Series P, Series Q or Series R Preferred Stock, as applicable, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. The following series of preferred stock are considered parity stock: Series B, Series O, Series P, Series Q and Series R and would include Series H Preferred Stock and Series I Preferred Stock, if issued.

Dividends on the Series Q and Series R Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable to them, including applicable capital adequacy guidelines.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by PNC’s board of directors or a duly authorized committee of the board, may be declared and paid on PNC’s common stock and any other stock ranking equally with or junior to any of the Series O, Series P, Series Q or Series R Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series O, Series P, Series Q or Series R Preferred Stock shall not be entitled to participate in any such dividend.

Voting Rights

Except as described above under ‘Terms of Preferred Stock—Voting,” or otherwise in this prospectus or in the applicable prospectus supplement, or as required by applicable law, holders of the Series O, Series P, Series Q or Series R Preferred Stock have no voting rights.

So long as any shares of the Series O, Series P, Series Q or Series R Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the series, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or to issue shares of, any class or series of stock ranking senior to the applicable series of preferred stock with respect to dividends or the distribution of assets upon liquidation, dissolutions or winding up of PNC,

•

authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the applicable series of preferred stock, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC,

•

amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the such series of preferred stock, taken as a whole, or

•

consolidate with or merge into any other corporation unless the shares of such series outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than those of the series of preferred stock currently held by the holders, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series O, Series P, Series Q or Series R Preferred Stock, as applicable, have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders to effect such redemption.

Redemption

The Series O, Series P, Series Q and Series R Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders have no right to require the redemption or repurchase of the Series O, Series P, Series Q or Series R Preferred Stock (or any depositary shares representing such series of preferred stock).

The Series O Preferred Stock is redeemable at our option, in whole or part, on any dividend payment date on or after August 1, 2021, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series P Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after May 1, 2022, at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series Q Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after December 1, 2017, at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series R Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after June 1, 2023, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We may redeem shares of the Series O, Series P, Series Q or Series R Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not part, at a redemption price equal to $100,000 per share of preferred stock (equivalent to $1,000 per depositary share in the case of the Series O and Series R Preferred Stock and $25.00 per depositary share in the case of the Series P and Series Q Preferred Stock), plus any declared and unpaid dividends and any accrued and unpaid dividends on the shares of preferred stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by PNC that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the applicable series of preferred stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock, there is more than an insubstantial risk that PNC will not be entitled to treat the full liquidation value of the shares of the applicable series of preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the applicable series of preferred stock is outstanding.

Redemption of the applicable series of preferred stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the applicable series of preferred stock.

Listing

The Series O and Series R Preferred Stock are currently traded in the over-the-counter market. Series P Preferred Stock and Series Q Preferred Stock are listed on the New York Stock Exchange under the symbols “PNCPRP” and “PNCPRQ,” respectively.

Preferred Stock Authorized but Not Yet Outstanding

PNC has authorized Series H and I Preferred Stock that will be issued by PNC upon the direction by the United States Office of the Comptroller of the Currency (or any successor United States federal bank regulatory authority that is the primary supervisory agency for PNC Bank) (the “OCC”) to exchange the Series A Preferred Stock of PNC REIT Corp. or the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust II, on a share-for-share basis, for the Series H Preferred Stock and the Series I Preferred Stock, respectively, in connection with the occurrence of certain events of undercapitalization or receivership of PNC Bank. Terms of the Series H and I Preferred Stock are included in PNC’s Amended and Restated Articles of Incorporation.

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, common stock, preferred stock or depositary shares, and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts,

•	whether the purchase contracts are to be prepaid or not,

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of PNC’s common stock or preferred stock,

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts,

•	United States federal income tax considerations relevant to the purchase contracts, and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately,

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units,

•	the terms of the unit agreement governing the units,

•	United States federal income tax considerations relevant to the units, and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

GLOBAL SECURITIES

Unless we specify otherwise in the applicable supplement, we will issue securities in registered and not bearer form. This means that our obligation runs to the holder of the security named on the face of the security. Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we, the trustee or an agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global or book-entry form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each security in global or book-entry form. This means that we will not issue actual securities to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the securities. This means that we will make all payments on the securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Book-Entry System

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

If so stated in the relevant prospectus supplement, investors may elect to hold their interest in the global securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such global securities as participants on the books of DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“direct participants”) deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, PNC or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of PNC or its agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. The depositaries may change or discontinue the foregoing procedures at any time.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.

PNC may offer and sell debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing holders or in exchange for outstanding securities. Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

At-the-Market Offerings

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of PNC’s common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of PNC’s common stock sold will be sold at prices related to the then prevailing market prices for PNC’s common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of PNC’s common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

Selling Security Holders

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus in connection with offers and sales of the senior notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Although we expect that delivery of securities generally will be made against payment on the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Conflicts of Interest

PNC Capital Markets LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), is an affiliate of PNC. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of FINRA Rule 5121regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in such offering to any discretionary account without the prior approval of the customer.

LEGAL OPINIONS

Unless we specify otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Christi Davis, Senior Counsel and Corporate Secretary of PNC. Ms. Davis beneficially owns, or has the right to acquire, an aggregate of less than 1% of PNC’s common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BlackRock, Inc. for the year-ended December 31, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses that will be incurred by The PNC Financial Services Group, Inc. in connection with the issuance and distribution of the securities being registered under this Registration Statement, other than underwriting discounts and commissions:

Registration fees		*
Rating agency fees	$	+
Legal fees and expenses		+
Trustee fees and expenses		+
Printing		+
Accounting fees		+
Miscellaneous		+

Total	$	+

*	The registrant is registering an indeterminate amount of securities under this registration statement. In accordance with rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring the payment of any registration fees until the time the securities are sold pursuant to a prospectus supplement.
+	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

PNC is incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (“PBCL”) provide that a Pennsylvania corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of any person who was or is a party or is threatened to be made a party to the action by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification is permitted under this provision, however, in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 of the PBCL provides, in general, that a corporation must indemnify any representative of a business corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred therein.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Our By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

Section 1747 of the PBCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against the person in any capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify such person against that liability under the provisions of the PBCL. PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

The foregoing is only a general summary of certain aspects of Pennsylvania law and our bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 1741, 1742, 1743, 1746 and 1747 of the PBCL and the bylaws of PNC.

ITEM 16.	EXHIBITS

The exhibits listed on the Exhibit Index beginning on page II-6 of this registration statement are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 17.	UNDERTAKINGS

(a) The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 26, 2016.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Robert Q. Reilly
Robert Q. Reilly
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William S. Demchak William S. Demchak	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2016

/s/ Robert Q. Reilly Robert Q. Reilly	Chief Financial Officer (Principal Financial Officer)	February 26, 2016

/s/ Gregory H. Kozich Gregory H. Kozich	Controller (Principal Accounting Officer)	February 26, 2016

* Charles E. Bunch	Director	February 26, 2016

* Paul W. Chellgren	Director	February 26, 2016

* Marjorie Rodgers Cheshire	Director	February 26, 2016

* Andrew T. Feldstein	Director	February 26, 2016

* Daniel R. Hesse	Director	February 26, 2016

* Kay Coles James	Director	February 26, 2016

* Richard B. Kelson	Director	February 26, 2016

* Anthony A. Massaro	Director	February 26, 2016

* Jane G. Pepper	Director	February 26, 2016

* Donald J. Shepard	Director	February 26, 2016

* Lorene K. Steffes	Director	February 26, 2016

* Dennis F. Strigl	Director	February 26, 2016

* Thomas J. Usher	Director	February 26, 2016

* Michael J. Ward	Director	February 26, 2016

* Gregory D. Wasson	Director	February 26, 2016

*By:	/s/ Christi Davis
Christi Davis, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

EXHIBIT INDEX

Exhibit No.	Name of Document	Method of Filing

1.1	Form of Underwriting Agreement for Debt Securities	*

1.2	Form of Underwriting Agreement for Common Stock, Preferred Stock and Depositary Shares	*

1.3	Form of Underwriting Agreement for Warrants, Units and Purchase Contracts	*

3.1.1	Amended and Restated Articles of Incorporation of The PNC Financial Services Group, Inc., as amended effective January 2, 2009	Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008

3.1.2	Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O dated July 21, 2011	Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 27, 2011

3.1.3	Statement with respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P dated April 19, 2012	Incorporated herein by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed April 24, 2012

3.1.4	Statement with respect to Shares of Non-Cumulative Perpetual Preferred Stock, Series Q dated September 14, 2012	Incorporated herein by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed September 21, 2012

3.1.5	Statement with respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R dated May 2, 2013	Incorporated herein by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed May 7, 2013

3.1.6	Amendment to Amended and Restated Articles of Incorporation of The PNC Financial Services Group, Inc., effective November 19, 2015	Incorporated herein by reference to Exhibit 3.1.6 of Registrant’s Current Report on Form 8-K filed November 20, 2015

3.2	Amended and Restated By-Laws of The PNC Financial Services Group, Inc., as amended November 19, 2015	Incorporated herein by reference to Exhibit 3.3 of Registrant’s Current Report on Form 8-K filed November 20, 2015

4.1	Form of Certificate for Common Stock	Incorporated herein by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3 filed on December 19, 2012 (File No. 333-185555)

4.2	Form of Certificate for Preferred Stock	*

4.3	Form of Statement with respect to Shares of Preferred Stock	*

4.4	Form of Deposit Agreement	*

4.5	Form of Depositary Receipt	*

4.6	Indenture dated as of September 6, 2012 between The PNC Financial Services Group, Inc. as Issuer and The Bank of New York Mellon as Trustee	Incorporated herein by reference to Exhibit 4.19 of the Registrant’s Registration Statement on Form S-3 filed on January 15, 2010, as amended by Post-Effective Amendment No. 1 filed on September 6, 2012 (File No. 333-164364)

4.7	Form of Senior Debt Security of PNC	*

4.8.1	Indenture dated as of December 19, 2012 between The PNC Financial Services Group, Inc. as Issuer and The Bank of New York Mellon as Trustee	Incorporated herein by reference to Exhibit 4.25 of the Registrant’s Registration Statement on Form S-3 filed on December 19, 2012 (File No. 333-185555)

4.8.2	First Supplemental Indenture dated as of April 28, 2014 between The PNC Financial Services Group, Inc. as Issuer and The Bank of New York Mellon as Trustee	Incorporated herein by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed April 28, 2014

4.9	Form of Subordinated Debt Security of PNC	*

4.10	Form of Purchase Contract Agreement, including form of Security Certificate	*

4.11	Form of Unit Agreement, including form of Unit Certificate	*

4.12	Form of Warrant Agreement, including form of Warrant Certificate	*

5.1	Opinion of Christi Davis as to the legality of the securities being registered	Filed herewith

12.1	Computation of Ratio of Earnings to Fixed Charges	Incorporated herein by reference to Exhibit 12.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015

12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends	Incorporated herein by reference to Exhibit 12.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015

23.1	Consent of PricewaterhouseCoopers LLP, relating to The PNC Financial Services Group, Inc.	Filed herewith

23.2	Consent of Deloitte &Touche LLP, relating to BlackRock, Inc.	Filed herewith

23.3	Consent of Christi Davis, Esq.	Included in Exhibit 5.1

24.1	Powers of Attorney	Filed herewith

25.1	Form T-1—Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon to act as Trustee under the Indenture dated as of September 6, 2012	Filed herewith

25.2	Form T-1—Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon to act as Trustee under the Indenture dated as of December 19, 2012	Filed herewith

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K